CERTIFICATION REGARDING JOINT FILING OF
                     SCHEDULE 13D PURSUANT TO RULE 13D-1(k)
                    OF THE SECURITIES AND EXCHANGE COMMISSION

     Blackwater Capital Partners, L.P., Blackwater Capital Group, LLC and Steven
R. Green do hereby certify that the Schedule 13D to which this certification is attached as Exhibit 1 is being filed with the Securities and Exchange Commission on behalf of the undersigned.

     Dated: July 17, 2000



/s/ Steven R. Green
-------------------------------------
Blackwater Capital Partners, L.P.
By:  Blackwater Capital Group, LLC
Its: General Partner
     By:  Steven R. Green
     Its: Managing Member



/s/ Steven R. Green
-------------------------------------
Blackwater Capital Group, LLC
By:  Steven R. Green
Its: Managing Member



/s/ Steven R. Green
-------------------------------------
Steven R. Green